CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 20, 2023, relating to the financial statement of Roundhill S&P Dividend Monarchs ETF, a series of Roundhill ETF Trust, as of October 13, 2023, and to the references to our firm under the heading “Fund Service Providers” in the Prospectus and “Miscellaneous Information” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

Cleveland, Ohio

October 20, 2023